                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 18, 1996



                            COLD METAL PRODUCTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        New York                       1-12870                  16-1144965
(State or other jurisdiction         (Commission           (IRS Employer
      of incorporation)              File Number)          Identification No.)



                    8526 South Avenue, Youngstown, Ohio   44514
                (Address of principal executive offices) Zip Code


       Registrant's telephone number, including area code: (330) 758-1194

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Effective June 18, 1996, Cold Metal Products, Inc. (the "Registrant"), acting through its wholly owned subsidiary, Cold Metal Products Company, Ltd., increased its shareholding interest in Direct Steel Inc. ("Direct Steel") from fifty percent to one hundred percent. Direct Steel, incorporated under the laws of Ontario, Canada, operates a steel service center located in Concord, Ontario. The Registrant acquired the shares of Direct Steel owned by Lance Dunlap, a twenty-five percent shareholder of Direct Steel, following a redemption by Direct Steel of the shares of Mara Dunlap, also a twenty-five percent shareholder of Direct Steel, in a series of related transactions. The aggregate consideration paid in connection with the transactions was approximately $2.6 million (U.S.), which was obtained from a combination of cash generated from the operations of the Registrant and its subsidiaries including Direct Steel and funds available under Registrant's committed facility with the Bank of New York. The Registrant intends to continue the operations of Direct Steel.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of Business Acquired

                 It is presently impractical to provide the financial statements and schedules of Direct Steel Inc. required to be included under this part (a). Such financial statements will be filed by amendment to this Form 8-K as soon as practical, but in no event later than sixty (60) days after the date of the filing of this Form 8-K.

         (b)     Pro Forma Financial Data (Unaudited)


                 PRO FORMA CONSOLIDATED INCOME STATEMENT
                 ---------------------------------------

                          The following unaudited pro forma income statement has
                 been derived from the Registrant's income statement for fiscal 1996 and adjusts such information to give effect to the acquisition of the remaining outstanding shares of the Registrant's equity affiliate, Direct Steel Inc. as if the acquisition had occurred on April 1, 1995. In preparing the pro forma results of operations for fiscal 1996, adjustments have been made for amortization of goodwill, interest expense related to borrowing used to finance the purchase price, reduced administrative expenses resulting from the combination of entities, and related tax effects. The pro forma income statement is presented for informational purposes only and does not purport to be indicative of the results of operations that actually would have resulted if the application had been consummated on April 1, 1995, nor which may result from future operations.





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


                                                         Fiscal Year Ended
                                               -----------------------------------
                                                          March 31, 1996
                                               -----------------------------------
                                               Actual       Pro Forma    Pro Forma
                                                           Adjustments
                                             (in thousands except per share amounts)
Net sales                                      $   227,128    $ 45,912    $273,040
Cost of sales                                      205,727      40,886     246,613
                                                   -------      ------     -------
Gross profit                                        21,401       5,026      26,427
Selling, general and administrative expenses        13,645       3,597      17,242
Income (loss) from equity investment                   (98)         98        --
Interest expense                                     2,918       1,626       4,544
                                                   -------      ------     -------
Income before income taxes                           4,740         (99)      4,641
Income taxes                                         1,685          72       1,757
                                                   -------      ------     -------
Net income (loss)                              $     3,055    $   (171)   $  2,884
                                                   =======      ======     =======
Net income (loss) per share                                               $   0.40
                                                                           =======
Average shares outstanding                                               7,172,271
                                                                         =========


                     PRO FORMA CONSOLIDATED BALANCE SHEET
                     ----------------------------------------

                          Registrant's unaudited pro forma balance sheet gives
                 effect to the purchase of the remaining outstanding shares of the Registrant's equity affiliate, Direct Steel Inc., as if the transaction had occurred, for balance sheet purposes, on March 31, 1996. Pro forma adjustments were made to include the assets and liabilities of the acquired company, eliminate inter-company balances, record goodwill, and eliminate the Registrant's Investment in Subsidiary that represented the 50% interest in Direct Steel under the equity method.

                                                                Fiscal Year Ended
                                                         --------------------------------
                                                                  March 31, 1996
                                                         --------------------------------
                                                         Actual     Pro Forma   Pro Forma
                                                                   Adjustments
                                                     (in thousands except per share amounts)
Assets:
         Current assets                                  $ 89,408   $ 11,000    $100,408
         Property, plant and equipment                     29,337      2,676      32,013
         Goodwill                                            --        2,690       2,690
         Other non-current assets                           7,945     (1,465)      6,480
                                                          -------     ------     -------
            Total assets                                 $126,690   $ 14,901    $141,591
                                                          =======     ======     =======

Liabilities and shareholders' equity:
         Current liabilities                             $ 37,958   $ 14,813    $ 52,771
         Long-term debt                                    39,000       --        39,000
         Other liabilities                                 17,364         88      17,452
         Shareholders' equity                              32,368       --        32,368
                                                          -------     ------     -------
            Total liabilities and shareholders' equity   $126,690   $ 14,901    $141,591
                                                          =======     ======     =======



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         (c)     Exhibits

                 (1)      99 (a)  Share Purchase Agreement dated June 17, 1996
                 (2)      99 (b)  Share Purchase Agreement dated June 18, 1996



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      COLD METAL PRODUCTS, INC.


July 3, 1996                           By /s/ James R. Harpster
                                         -------------------------------------
                                         James R. Harpster
                                         President and Chief Executive Officer


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Exhibit Index                                             Page
- -------------                                             ----

99(a)    Share Purchase Agreement dated June 17, 1996      E-1

99(b)    Share Purchase Agreement dated June 18, 1996      E-2



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